UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 2, 2011 (January 25, 2011)

BlastGard International, Inc.
(Exact name of registrant as specified in its charter)

Colorado	333-47294	84-1506325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2451 McMullen Booth Road, Suite 242, Clearwater, Florida	33759
(Address of principal executive offices)	(Zip Code)

 Registrant’s telephone number, including area code:  (727) 592-9400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On January 25, 2011, BlastGard International, Inc. ("BlastGard") entered into a binding Letter of Intent (“LOI”) with HighCom Security, Inc. (“HighCom”) under which BlastGard will acquire 100% of the common stock of HighCom. HighCom is a worldwide security equipment provider based in San Francisco, California. HighCom designs, manufactures and distributes a unique range of security products and personal protective gear. BlastGard and HighCom have agreed to consummate a Stock Purchase Agreement, subject to the approval of all necessary parties, agencies or regulatory organizations. HighCom and BlastGard intend to negotiate a settlement arrangement for all liabilities, liens and encumbrances of HighCom after closing. This entire agreement is subject to the successful reinstatement of HighCom's export license by the U.S. State Department. Therefore, closing shall take place with the consideration from each side placed in escrow and released from escrow when the State Department reinstates the HighCom export license. In the event it is mutually determined that reinstatement of such export license is unlikely to occur or, in fact, it does not occur by May 1, 2011, then the Stock Purchase Agreement shall be rescinded and the consideration that is placed in escrow shall be returned to the party that placed such consideration in escrow. Further, in such event, all advances made by BlastGard to HighCom shall be repaid with interest within one year of the rescission date.

Under the LOI, BlastGard agrees to attempt to raise at least One Million Two Hundred Thousand Dollars ($1,200,000.00) for HighCom’s operations, which includes retiring HighCom's bank debt. BlastGard also agreed, on a best efforts basis, to raise an additional amount of One Million Three Hundred Thousand Dollars ($1,300,000) within nine months of closing. Following the filing of BlastGard's 2010 Form 10-K and after receipt of the audited financial statements for HighCom and the appropriate pro form financial statements, BlastGard intends to file a proxy statement with the Securities and Exchange Commission to increase the authorized number of shares of Common Stock of BlastGard to 500,000,000 common shares so as to accommodate the anticipated issuance of the purchase and to have sufficient capital stock to provide for BlastGard's future needs. The terms of the Stock Payment shall be set such that all the shares and payments will be set aside and reserved and placed into escrow (or irrevocable trust at appropriate time) to be released for HighCom’s shareholders as follows: (a) 10,000,000 shares of common stock upon execution of the definitive stock purchase agreement by all parties; (b) 100 Preferred convertible into 10,000,000 shares of common stock at such time as the company achieves a gross revenue of $5 million dollars within 18 months of close; (c) 100 Preferred convertible into 10,000,000 shares of common stock at such time as the company achieves a gross revenue of $10 million dollars within 24 months of close; and lastly (d) 150 Preferred convertible into 15,000,000 shares of common stock at such time as the company achieves a gross revenue of $15 million dollars within 30 months of close. HighCom's shareholders shall be entitled to a pro rata delivery of earn-out shares in the event a milestone is not 100% achieved or in the event BlastGard does not raise the amount of Two Million Five Hundred Thousand Dollars ($2,500,000). At Closing, BGI shall deliver its promissory notes representing its promise to pay $200,000 to HighCom shareholders at the earlier of ninety days or upon receipt of audited financials from HighCom, unless HighCom fails to provide the requested material to the extent they exist with such audit to start within ten days or as soon as practicable. An additional payment of $100,000 will be released upon revenues of $2 million dollars being achieved by HighCom which shall be paid pro-rata and shall be calculated based on revenue achieved at the end of 8 months post close. All sales mentioned above refer to sales from products presently marketed by HighCom.

As reported in our Form 10-Q for September 30, 2010 filed on December 8, 2010, BlastGard reported that on November 30, 2010, the Company received funds in the amount of $165,000 as a down payment to be followed by additional financing on December 15, 2010; January 3, 2011; January 17, 2011; and February 1, 2011, in accordance with a schedule to be mutually agreed upon. The funds were a portion of a $500,000 commitment and were convertible to stock at $0.03 (16,666,667 shares) per share at the holder’s discretion. Subsequent disbursements on December 15, 2010; January 3, 2011 and January 17, 2011 never took place and a default notice was sent to TangoPoint Group. In addition, BlastGard was notified by certified mail that the sole member and managing member of TangoPoint Investments, LLC, one of the two entities representing themselves collectively as TangoPoint Group, did not authorize entering into an agreement with BlastGard. The sole member of TangoPoint Investments, LLC stated that because there was no operating agreement for TangoPoint Investments, LLC and no agreement amongst the members regarding the same, no one should conduct business in the name or act on behalf of TangoPoint Investments, LLC. On December 22, 2010, BlastGard, Mitch Silverman and TangoPoint Investments, LLC entered into an agreement stating that they have no financial or other obligations or liabilities to each other, that the parties are not involved in any business or business relationship with each other and providing for the benefit of each party a general release for the benefit of each party. The Company has offered TangoPoint Group, which now does not include TangoPoint Investments, LLC, a new agreement. The Company has verbally agreed to accept the balance of the initial $500,000 equity investment at $.03 per share ($335,000) from the new TangoPoint Group. On January 24, 2011, the new TangoPoint Group wired $125,000 to BlastGard, which was subsequently used to settle the 2006 debt noted below, which also freed up the unissued shares needed for the conversion of the $125,000 investment. However, no final funding arrangements are in effect at the time of this filing.

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On January 25, 2011, BlastGard settled for $130,000 on the 2006 debt (subordinated convertible promissory notes) to pay off the debt and the accrued interest at a discount, eliminate all claims to equity and warrants by the Lenders and free up the unissued shares for the conversion of the new funds noted above. As reported in the Company’s Form 10-Q for September 30, 2010, the Company had signed a settlement agreement in December 2010 on the 2006 debt (subordinated convertible promissory notes) to pay off the debt and the accrued interest at a discount, eliminate all claims to equity and warrants by the Lenders by December 20, 2010 or the lenders could void the settlement agreement. The Company failed to make the settlement payment on time in December and a demand payment in full estimated at $501,493 ($355,000 in principal and $146,493 in accrued interest) was delivered to the Company, prior to the final settlement achieved on January 25, 2011. The settlement agreement included the cancellation of warrants to purchase 3,175,120 shares of the Company's Common Stock.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The board approved a resolution to increase the 2005 Employee Benefit and Consulting Services Compensation Plan (the "Plan") from 5,000,000 shares to 10,000,000 shares; and granted all four directors and outside counsel an option on 1,250,000 shares exercisable at $.03 per share The options are for 5 years and are fully-vested, non statutory stock options. The Plan was originally adopted on November 30, 2005 by the Board of Directors. The Plan shall terminate at midnight on November 30, 2015, at which time no additional options may be granted under the Plan.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On January 28, 2011, James F. Gordon resigned his position as President of the Company but remains on as Director of Blast Mitigated Receptacles. Mr. Gordon remains as a member on the board of directors.

ITEM 8.01  OTHER EVENTS

On January 28, 2011, Board approved sending written notice regarding existing Executive employment contracts of James F. Gordon and Michael J. Gordon that said contracts will not automatically be renewed for an additional year as noted in their employment contracts. However, James F. Gordon and Michael J. Gordon will continue to work “at will” on a month to month basis at the same present salary.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits.

Exhibit	Description
10.1	Binding Letter of Intent Agreement by and between BlastGard International, Inc. and HighCom Security, Inc.*

10.2	Settlement Agreement with Bushido Capital Master Fund, L.P.*

10.3	Settlement Agreement with Pierce Diversified Strategy Master Fund LLC, Series Bus*

10.4	Settlement Agreement dated December 22, 2010 by and among Mitch Silverman, TangoPoint Investments, LLC and BlastGard*
  _________________________
  * Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLASTGARD INTERNATIONAL, INC.

February 2, 2011	By:	/s/ Michael J. Gordon
Michael J. Gordon,
Chief Executive Officer

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